Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in this Registration Statement of SU Group Holdings Limited on Form F-3 of our report dated January 28, 2025, with respect to our audits of the consolidated financial statements of SU Group Holdings Limited as of September 30, 2023 and 2024 and for each of the years in the three-year period ended September 30, 2024 appearing in the Annual Report on Form 20-F of SU Group Holdings Limited for the fiscal year ended September 30, 2024. Our report on the consolidated financial statements refers to a change in the method of accounting for credit losses on certain financial instruments in 2024. We also consent to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

New York

February 12, 2025

NEW YORK OFFICE ● 7 Penn Plaza ● Suite 830 ● New York, New York ● 10001

Phone 646.442.4845 ● Fax 646.349.5200 ● www.marcumasia.com